LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints each of Dennis B. Story, Bruce S. Richards, David M. Eaton,
Chaniece Mulligan and Kerrie K. Hanley signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for an on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Manhattan Associates, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do an preform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments there to, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority (including, without limitation, apply, obtain or change codes and similar credentials on behalf of the undersigned in connection with the filing of any such Form 3, 4 and 5 via the Securities and Exchange Commission's EDGAR electronic filing system or any successor system thereto);
and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do it personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 12, 2022.




                                         /s/ Kim Kuryea
                                         _________________________________
                                         Signature


                                         Kimberly A. Kuryea
                                         _________________________________
                                         Print Name